Exhibit 99.1

SANDRIDGE ENERGY, INC. ANNOUNCES FINANCIAL AND OPERATING RESULTS
FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2024,
$0.11 PER SHARE CASH DIVIDEND, AND 2025 GUIDANCE

Oklahoma City, Oklahoma, March 10, 2025 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE: SD) today announced financial and operational results for the quarter and fiscal year ended December 31, 2024.
Recent Highlights
•On March 7, 2025, the Board declared a cash dividend of $0.11 per share of the Company’s common stock, payable on March 31, 2025 to shareholders of record on March 20, 2025
•In 2024, paid $16.4 million in regular quarterly dividends and a one-time special dividend of $55.9 million
•As of December 31, 2024, the Company had $99.5 million of cash and cash equivalents, including restricted cash
•Production averaged 19.1 MBoe per day during the fourth quarter, an increase of 19% on a Boe basis versus the same period in 2023. Oil production increased 28% over the same period.
•Successfully completed and initiated production from the Company's first operated wells in the Cherokee play in 2024, with three drilled but uncompleted wells ("DUCs") achieving costs below historical industry average in the play
•Generated net income of $63.0 million, or $1.70 per basic share in 2024. Adjusted net income(1) was $34.5 million, or $0.93 per basic share (please see table below for reconciliation of net income to adjusted net income)
•Generated adjusted EBITDA(1) of $69.5 million in 2024
•Achieved a new Company record of more than three years without a recordable safety incident
•On December 13, 2024, the Company closed a second acquisition in the Cherokee Shale Play of the Mid-Continent region that exchanged and increased its ownership interest in certain proved and unproved oil and gas properties within the Cherokee Shale Play for $5.7 million, after customary post-closing adjustments, and terminated the previously announced joint development agreement
•2025 guidance contemplates a 1-rig Cherokee Shale development plan for the year, drilling eight and completing six new SandRidge-operated wells

Financial Results & Update
Profitability

Dollars in thousands (except per share data)	4Q24	3Q24	Change vs 3Q24	4Q23	Change vs 4Q23
Net income	$17,583	$25,484	$(7,901)	$1,792	$15,791
Net Income per share	$0.47	$0.69	$(0.22)	$0.05	$0.42
Net cash provided by operating activities	$25,993	$20,847	$5,146	$26,219	$(226)
Adjusted net income(1)	$12,698	$7,057	$5,641	$13,016	$(318)
Adjusted net income per share(1)	$0.34	$0.19	$0.15	$0.35	$(0.01)
Adjusted operating cash flow(1)	$24,992	$19,073	$5,919	$22,207	$2,785
Adjusted EBITDA(1)	$24,073	$17,742	$6,331	$19,458	$4,615
Free cash flow(1)	$13,161	$10,861	$2,300	$25,525	$(12,364)
Operational Results & Update
Production, Revenue & Realized Prices

	4Q24	3Q24	Change vs 3Q24	4Q23	Change vs 4Q23
Production
MBoe	1,754	1,563	191	1,473	281
MBoed	19.1	17.0	2.1	16.0	3.1
Oil as percentage of production	17%	15%	2%	16%	1%
Natural gas as percentage of production	52%	50%	2%	57%	(5)%
NGLs as percentage of production	31%	35%	(4)%	27%	4%

Revenues
Oil, natural gas and NGL revenues	$38,973	$30,057	$8,916	$33,926	$5,047
Oil as percentage of revenues	54%	56%	(2)%	53%	1%
Natural gas as percentage of revenues	21%	15%	6%	22%	(1)%
NGLs as percentage of revenues	25%	29%	(4)%	25%	—%

Realized Prices
Realized oil price per barrel	$71.44	$73.07	$(1.63)	$77.53	$(6.09)
Realized natural gas price per Mcf	$1.47	$0.92	$0.55	$1.50	$(0.03)
Realized NGL price per barrel	$18.19	$16.25	$1.94	$21.05	$(2.86)
Realized price per Boe	$22.22	$19.23	$2.99	$23.03	$(0.81)

Operating Costs
During the fourth quarter of 2024, lease operating expense ("LOE") was $11.3 million or $6.43 per Boe. For the full year 2024, LOE was $40.0 million or $6.61 per Boe. The Company continues to focus on its operating costs and on safely maximizing the value of its asset base through prudent expenditure programs, cost management efforts, and continuous pursuit of efficiency in the field.
General and administrative expense ("G&A") was $3.0 million and $11.7 million for the fourth quarter and full year 2024, respectively. Adjusted G&A(1) was $2.4 million and $9.3 million or $1.39 and $1.54 per Boe for the fourth quarter and full year 2024, respectively, compared to $2.2 million and $8.8 million or $1.49 and $1.42 per Boe over the same periods in 2023.
Liquidity & Capital Structure
As of December 31, 2024, the Company had $99.5 million of cash and cash equivalents, including restricted cash of $1.4 million, deposited with multiple, well-capitalized financial institutions. The Company has no outstanding term or revolving debt obligations.
Dividend Program

Dollars in thousands	Total	4Q24	3Q24	2Q24	1Q24	2023
Special dividends(2)	$130,206	$—	$—	$—	$55,868	$74,338
Quarterly dividends(2)	$23,866	$4,114	$4,112	$4,103	$4,097	$7,440
Total dividends(2)	$154,072	$4,114	$4,112	$4,103	$59,965	$81,778

	Total	4Q24	3Q24	2Q24	1Q24	2023
Special dividends per share	$3.50	$—	$—	$—	$1.50	$2.00
Quarterly dividends per share	$0.64	$0.11	$0.11	$0.11	$0.11	$0.20
Total dividends per share	$4.14	$0.11	$0.11	$0.11	$1.61	$2.20
On March 7, 2025, the Board declared a cash dividend of $0.11 per share of the Company’s common stock, payable on March 31, 2025 to shareholders of record on March 20, 2025.

Acquisitions
On August 30, 2024, the Company closed on its previously announced acquisition of certain producing oil and natural gas properties in the Cherokee Play of the Western Anadarko Basin for $121.9 million, after customary post-closing adjustments. On December 13, 2024, the Company closed a subsequent acquisition that exchanged and increased its ownership interest in certain proved and unproved oil and gas properties within the same area for $5.7 million, after customary post-closing adjustments, and terminated the previously announced joint development agreement. The Company will operate the majority of its planned development in 2025.
Outlook
We remain committed to growing the value of our asset base in a safe, responsible and efficient manner, while prudently allocating capital to high-return, organic growth projects. Currently, these projects include (1) Development in the Cherokee Shale Play, which consists of 9 wells to be spud, 8 wells to be drilled and 6 wells to be completed in 2025 (2) Production Optimization program through artificial lift conversions to more efficient and cost-effective systems and high-graded recompletions (3) leasing program that will bolster future development and extend development in our Cherokee assets. Our legacy non-Cherokee leaseholds remain approximately 99% held by production, which cost-effectively maintains our development option over a reasonable tenor. We will continue to monitor forward-looking commodity prices, project results, costs and other factors that could influence returns and adjust capital allocations accordingly. These and other factors, to include reasonable reinvestment rates, sustaining our cash flows and prioritizing our regular-way dividend, will continue to shape our development decisions for the remainder of the year and beyond. We also remain vigilant in evaluating further merger and acquisition opportunities, with consideration of our strong balance sheet and commitment to our capital return program.
Environmental, Social, & Governance ("ESG")
SandRidge maintains its Environmental, Social, and Governance ("ESG") commitment, to include no routine flaring of produced natural gas, transporting over 90% of its produced water via pipeline instead of truck, installations of systems to increase recovery of natural gas from new wells, artificial lift system conversions that help drive energy efficiency gains and lower utility usage, and the use of SCADA technology and a 24-hour manned operations center to optimize well surveillance and reduce driving time and fleet vehicle emissions in the field. Additionally, SandRidge maintains an emphasis on the safety and training of our workforce. The Company has personnel dedicated to the close monitoring of our safety standards and daily operations.
Conference Call Information
The Company will host a conference call to discuss these results on Tuesday, March 11, 2025 at 1:00 pm CT. The conference call can be accessed by registering online in advance at https://registrations.events/direct/Q4I2315066 at which time registrants will receive dial-in information as well as a conference ID. At the time of the call, participants will dial in using the participant number and conference ID provided upon registration. The Company's latest presentation is available on the Company's website at investors.sandridgeenergy.com.

A live audio webcast of the conference call will also be available via SandRidge's website, investors.sandridgeenergy.com, under Presentation & Events. The webcast will be archived for replay on the Company's website for at least 30 days.
Contact Information
Investor Relations
SandRidge Energy, Inc.
1 E. Sheridan Ave. Suite 500
Oklahoma City, OK 73104
investors@sandridgeenergy.com
About SandRidge Energy, Inc.
SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the production, development, and acquisition of oil and gas properties. Its primary area of operation is the Mid-Continent region in Oklahoma, Texas, and Kansas. Further information can be found at sandridgeenergy.com.

-Tables to Follow-

(1)	See "Non-GAAP Financial Measures" section at the end of this press release for non-GAAP financial measures definitions.
(2)	Includes dividends payable on unvested restricted stock awards.
2025 Operational and Capital Expenditure Guidance

Presented below is the Company’s operational and capital expenditure guidance for 2025:

2025 Guidance(1)
Production
Oil (MMBbls)	1.0 - 1.4
Natural Gas Liquids (MMBbls)	2.0 - 2.3
Total Liquids (MMBbls)	3.0 - 3.7
Natural Gas (Bcf)	17.5 - 20.5
Total Production (MMBoe)	5.9 - 7.1

Total Capital Expenditures
Drilling and Completions	$47 - $63 Million
Capital Workovers / Production Optimization / Leasehold	$19 - $22 Million
Total Capital Expenditures	$66 - $85 Million

Expenses
Lease Operating Expenses ("LOE")	$42 - $50 Million
Adjusted General & Administrative ("G&A") Expenses (2)	$10 - $12 Million
Production and Ad Valorem Taxes (% of Revenue)	6% - 7%

Price Differentials
Oil (% of WTI)	97% - 98%
NGL (% of WTI)	25% - 30%
Natural Gas (% of HH)	50% - 70%

(1)	Please see "Cautionary Note to Investors" at the conclusion of this press release for disclosures around forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, including annual guidance, except as required by law.
(2)	Adjusted G&A expense is a non-GAAP financial measure. The Company has defined this measure at the conclusion of this press release under "Non-GAAP Financial Measures."

Operational and Financial Statistics
Information regarding the Company’s production, pricing, costs and earnings is presented below:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Production - Total
Oil (MBbl)	294	231	918	1,047
Natural Gas (MMcf)	5,509	5,030	19,488	20,403
NGL (MBbl)	542	404	1,889	1,705
Oil equivalent (MBoe)	1,754	1,473	6,056	6,152
Daily production (MBoed)	19.1	16.0	16.5	16.9

Average price per unit
Realized oil price per barrel - as reported	$71.44	$77.53	$74.31	$74.69
Realized impact of derivatives per barrel	1.29	—	0.57	—
Net realized price per barrel	$72.73	$77.53	$74.88	$74.69

Realized natural gas price per Mcf - as reported	$1.47	$1.50	$1.10	$1.71
Realized impact of derivatives per Mcf	—	—	—	0.29
Net realized price per Mcf	$1.47	$1.50	$1.10	$2.00

Realized NGL price per barrel - as reported	$18.19	$21.05	$18.87	$20.83
Realized impact of derivatives per barrel	(0.06)	—	0.02	—
Net realized price per barrel	$18.13	$21.05	$18.89	$20.83

Realized price per Boe - as reported	$22.22	$23.03	$20.69	$24.16
Net realized price per Boe - including impact of derivatives	$22.42	$23.03	$20.78	$25.11

Average cost per Boe
Lease operating	$6.43	$6.73	$6.61	$6.80
Production, ad valorem, and other taxes	$0.70	$1.59	$1.12	$1.77
Depletion (1)	$5.25	$2.88	$4.29	$2.54

Income per share
Income per share applicable to common stockholders
Basic	$0.47	$0.05	$1.70	$1.65
Diluted	$0.47	$0.05	$1.69	$1.64

Adjusted net income (loss) per share available to common stockholders
Basic	$0.34	$0.35	$0.93	$1.87
Diluted	$0.34	$0.35	$0.93	$1.86

Weighted average number of shares outstanding (in thousands)
Basic	37,165	37,038	37,106	36,939
Diluted	37,202	37,147	37,188	37,134
(1) Includes accretion of asset retirement obligation.

Reserves
Proved reserves increased from 55.7 MMBoe at December 31, 2023 to 63.1 MMBoe at December 31, 2024, primarily due to purchases of 16.0 MMBoe, 3.5 MMBoe associated with other commercial improvements, and positive revisions of 2.3 MMBoe related to NGL Yield. These were partially offset by negative revisions including 6.6 MMBoe due to a decrease in year-end SEC commodity prices for oil and natural gas and price realizations, as well as 6.1 MMBoe from the Company’s production during 2024, and 1.7 MMBoe attributable to well performance, well shut-ins and other revisions.

	Oil MBbls	NGLs MBbls	Gas MMcf	Equivalent MBoe(1)	Standardized Measure $MM (2)	PV-10 $MM (3)
Proved Reserves, December 31, 2023	7,057	16,215	194,433	55,677	$296,293	$296,293
Revisions of previous estimates, to include changes in prices(4)	(535)	489	(14,754)	(2,503)
Acquisitions of new reserves	4,131	5,884	35,738	15,971
Extensions and discoveries	10	(6)	(21)	1
Production	(918)	(1,889)	(19,488)	(6,056)
Proved Reserves, December 31, 2024	9,745	20,693	195,908	63,090	$362,696	$362,696

Totals may not sum or recalculate due to rounding

(1)	Equivalent Boe are calculated using an energy equivalent ratio of six Mcf of natural gas to one Bbl of oil. Using an energy equivalent ratio does not factor in price differences and energy-equivalent prices may differ significantly among produced products.
(2)
The present value of estimated future cash inflows from proved oil, natural gas and NGL reserves, less future development and production costs and future income tax expenses and costs as of the date of estimation without future escalation and without giving effect to hedging activities, non-property related expenses such as general and administrative expenses, debt service and depreciation, depletion and amortization, discounted at 10% per annum to reflect timing of future cash flows and using the same pricing assumptions as were used to calculate PV-10. Standardized Measure differs from PV-10 because Standardized Measure includes the effect of future income taxes on future net revenues.

(3)
The present value of estimated future revenues to be generated from the production of proved reserves, before income taxes, calculated in accordance with SEC guidelines, net of estimated production and future development costs, using prices and costs as of the date of estimation without future escalation and without giving effect to hedging activities, non-property related expenses such as general and administrative expenses, debt service and depreciation, depletion and amortization. PV-10 is calculated using an annual discount rate of 10%.

(4)	Revisions include changes due to commodity prices, production costs, previous quantity estimates, and other commercial factors. Primary factor for revisions were changes in SEC prices, among other factors.

Capital Expenditures
The table below presents actual results of the Company’s capital expenditures for the year ended December 31, 2024:

Year Ended
December 31, 2024
(In thousands)

Drilling, completion, and capital workovers	$15,562
Leasehold and geophysical	11,246
Capital expenditures (on an accrual basis)	$26,808
(excluding acquisitions and plugging and abandonment)

Derivatives
The below details the Company's hedging positions as of March 10, 2025.

	Period	Index	Daily Volume	Weighted Average Price
Oil (Bbl)
Fixed Price Swaps
	January 2025 - December 2025	NYMEX WTI	500	$71.60
	January 2026 - June 2026	NYMEX WTI	300	$68.67
Natural Gas (MMBtu)
Fixed Price Swaps
	March 2025 - December 2025	NYMEX Henry Hub	8,500	$4.17
	January 2026 - December 2026	NYMEX Henry Hub	4,500	$4.09
Producer Costless Collars
	March 2025 - December 2025	NYMEX Henry Hub	8,500	$3.50 Put / $5.50 Call
	April 2025 - December 2025	NYMEX Henry Hub	12,000	$4.00 Put / $8.20 Call
	January 2026 - December 2026	NYMEX Henry Hub	4,500	$3.35 Put / $5.35 Call
NGL (Bbl)
Fixed Price Swaps
	January 2025 - December 2025	Mont Belvieu OPIS - C3+(1)	300	$39.69
	March 2025 - December 2025	Mont Belvieu OPIS - Ethane(2)	325	$11.76
____________________
(1)    Excludes ethane
(2)    Ethane only

Capitalization
The Company’s capital structure as of December 31, 2024 and December 31, 2023 is presented below:

	December 31, 2024	December 31, 2023

	(In thousands)
Cash, cash equivalents and restricted cash	$99,511	$253,944

Long-term debt	$—	$—
Total debt	—	—

Stockholders’ equity
Common stock	37	37
Additional paid-in capital	1,000,455	1,071,021
Accumulated deficit	(539,961)	(602,947)
Total SandRidge Energy, Inc. stockholders’ equity	460,531	468,111

Total capitalization	$460,531	$468,111

SandRidge Energy, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Year Ended December 31,
	2024	2023	2022
	(In thousands, except per share amounts)
Revenues
Oil, natural gas and NGL	$125,290	$148,641	$254,258
Total revenues	125,290	148,641	254,258
Expenses
Lease operating expenses	40,012	41,862	41,286
Production, ad valorem, and other taxes	6,780	10,870	15,880
Depreciation and depletion—oil and natural gas	25,976	15,657	11,542
Depreciation and amortization—other	6,503	6,518	6,342
General and administrative	11,695	10,735	9,449
Restructuring expenses	474	406	382
Employee termination benefits	—	19	—
(Gain) loss on derivative contracts	(748)	(1,447)	(5,975)
Other operating (income) expense	1,372	(157)	(99)
Total expenses	92,064	84,463	78,807
Income (loss) from operations	33,226	64,178	175,451
Other income (expense)
Interest income (expense), net	7,744	10,552	1,810
Other income (expense), net	(216)	87	378
Total other income (expense)	7,528	10,639	2,188
Income (loss) before income taxes	40,754	74,817	177,639
Income tax (benefit)	(22,232)	13,960	(64,529)
Net income (loss)	$62,986	$60,857	$242,168
Net income (loss) per share
Basic	$1.70	$1.65	$6.59
Diluted	$1.69	$1.64	$6.52
Weighted average number of common shares outstanding
Basic	37,106	36,939	36,745
Diluted	37,188	37,134	37,154

SandRidge Energy, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)

	December 31,
	2024	2023
	(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$98,128	$252,407
Restricted cash	1,383	1,537
Accounts receivable, net	23,878	22,166
Derivative contracts	114	—
Prepaid expenses	3,370	430
Other current assets	780	1,314
Total current assets	127,653	277,854
Oil and natural gas properties, using full cost method of accounting
Proved	1,689,807	1,538,724
Unproved	23,504	11,197
Less: accumulated depreciation, depletion and impairment	(1,415,110)	(1,393,801)
	298,201	156,120
Other property, plant and equipment, net	80,689	86,493
Derivative contracts	86	—
Other assets	2,081	3,130
Deferred tax assets, net of valuation allowance	72,801	50,569
Total assets	$581,511	$574,166

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$50,625	$38,828
Asset retirement obligations	9,131	9,851
Other current liabilities	839	645
Total current liabilities	60,595	49,324
Asset retirement obligations	59,449	54,553
Other long-term obligations	936	2,178
Total liabilities	120,980	106,055
Stockholders’ Equity
Common stock, $0.001 par value; 250,000 shares authorized; 37,203 issued and outstanding at December 31, 2024 and 37,091 issued and outstanding at December 31, 2023	37	37
Additional paid-in capital	1,000,455	1,071,021
Accumulated deficit	(539,961)	(602,947)
Total stockholders’ equity	460,531	468,111
Total liabilities and stockholders’ equity	$581,511	$574,166

SandRidge Energy, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2024	2023	2022
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$62,986	$60,857	$242,168
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion and amortization	32,479	22,176	17,884
Deferred income taxes	(22,232)	13,960	(64,529)
(Gain) loss on derivative contracts	(748)	(1,447)	(5,975)
Settlement gains (losses) on derivative contracts	548	5,876	1,525
Stock-based compensation	2,354	1,945	1,526
Other	1,517	159	153
Changes in operating assets and liabilities increasing (decreasing) cash
Receivables	(842)	12,130	(13,211)
Prepaid expenses	(2,940)	93	(1,507)
Other current assets	375	2,203	(5,378)
Other assets and liabilities, net	(1,501)	(56)	(129)
Accounts payable and accrued expenses	2,812	(1,409)	(5,246)
Asset retirement obligations	(875)	(909)	(2,585)
Net cash provided by operating activities	73,933	115,578	164,696
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(26,404)	(26,375)	(44,085)
Acquisitions of assets	(129,664)	(11,232)	(1,431)
Purchase of other property and equipment	(1)	(29)	(49)
Proceeds from sale of assets	1,373	1,472	448
Net cash (used in) provided by investing activities	(154,696)	(36,164)	(45,117)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid to shareholders	(72,336)	(81,515)	—
Reduction of financing lease liability	(708)	(588)	(541)
Proceeds from exercise of stock options	—	94	77
Tax withholdings paid in exchange for shares withheld on employee vested stock awards	(393)	(929)	(1,177)
Common stock repurchases	(233)	—	—
Cash received on warrant exercises	—	—	6
Net cash (used in) financing activities	(73,670)	(82,938)	(1,635)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	(154,433)	(3,524)	117,944
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	253,944	257,468	139,524
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of year	$99,511	$253,944	$257,468

	Year Ended December 31,
	2024	2023	2022
Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(131)	$(104)	$(215)

Supplemental Disclosure of Noncash Investing and Financing Activities
Capital expenditures for property, plant and equipment in accounts payables and accrued expenses	$1,182	$919	$6,151
Non-cash acquisition purchase price adjustments	$8,819	$(651)	$—
Right-of-use assets obtained in exchange for financing lease obligations	$790	$760	$713
Inventory material transfers to oil and natural gas properties	$141	$1,289	$—
Asset retirement obligation capitalized	$353	$113	$86
Asset retirement obligation removed due to divestiture	$—	$(1,413)	$(623)
Asset retirement obligation revisions	$31	$(939)	$2,656
Change in dividends payable	$42	$(263)	$—

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Operating Cash Flow
The Company defines Adjusted operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities as shown in the following table. Adjusted Operating cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities or incur new debt. The Company also uses this measure because operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, Adjusted operating cash flow allows the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. This measure should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(In thousands)
Net cash provided by operating activities	$25,993	$26,219	$73,933	$115,578
Changes in operating assets and liabilities	(1,001)	(4,012)	2,971	(12,052)
Adjusted operating cash flow	$24,992	$22,207	$76,904	$103,526
Reconciliation of Free Cash Flow
The Company defines free cash flow as net cash provided by operating activities plus net cash (used in) provided by investing activities less the cash flow impact of acquisitions and divestitures. Free cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities or incur new debt. This measure should not be considered in isolation or as a substitute for net cash provided by operating or investing activities prepared in accordance with GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(In thousands)
Net cash provided by operating activities	$25,993	$26,219	$73,933	$115,578
Net cash used in investing activities	(16,034)	(633)	(154,696)	(36,164)
Acquisition of assets	3,714	—	129,664	11,232
Proceeds from sale of assets	(512)	(61)	(1,373)	(1,472)
Free cash flow	$13,161	$25,525	$47,528	$89,174

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
The Company defines EBITDA as net income before income tax (benefit) expense, interest expense, depreciation and amortization - other and depreciation and depletion - oil and natural gas. Adjusted EBITDA, as presented herein, is EBITDA excluding items that management believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Adjusted EBITDA is presented because management believes it provides useful additional information used by the Company's management and by securities analysts, investors, lenders, ratings agencies and others who follow the industry for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally fund exploration and development activities or incur new debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas industry. The Company's adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(In thousands)
Net Income	$17,583	$1,792	$62,986	$60,857
Adjusted for
Income tax (benefit)	(6,793)	13,960	(22,232)	13,960
Depreciation and depletion - oil and natural gas	9,205	4,242	25,976	15,657
Depreciation and amortization - other	1,556	1,648	6,503	6,518
Interest expense	39	29	131	104
EBITDA	21,590	21,671	73,364	97,096

Stock-based compensation	575	523	2,354	1,945
(Gain) loss on derivative contracts	1,118	—	(748)	(1,447)
Settlement gains (losses) on derivative contracts	349	—	548	5,876
Restructuring expenses	133	63	474	406
Interest income	(1,041)	(2,799)	(7,875)	(10,656)
Other	1,349	—	1,349	19
Adjusted EBITDA	$24,073	$19,458	$69,466	$93,239

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(In thousands)
Net cash provided by operating activities	$25,993	$26,219	$73,933	$115,578
Changes in operating assets and liabilities	(1,001)	(4,012)	2,971	(12,052)
Interest expense	39	29	131	104
Interest income	(1,041)	(2,799)	(7,875)	(10,656)
Other	83	21	306	265
Adjusted EBITDA	$24,073	$19,458	$69,466	$93,239

Reconciliation of Net Income Available to Common Stockholders to Adjusted Net Income Available to Common Stockholders
The Company defines adjusted net income as net income excluding items that management believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Management uses the supplemental measure of adjusted net income as an indicator of the Company's operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income is not a measure of financial performance under GAAP and should not be considered a substitute for net income available to common stockholders.

	Three Months Ended December 31, 2024		Three Months Ended December 31, 2023
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income available to common stockholders	$17,583	$0.47	$1,792	$0.05
Income tax (benefit)	(6,793)	(0.18)	13,960	0.38
(Gain) loss on derivative contracts	1,118	0.03	—	—
Settlement gains (losses) on derivative contracts	349	0.01	—	—
Restructuring expenses	133	—	63	—
Interest income	(1,041)	(0.03)	(2,799)	(0.08)
Other	1,349	0.04	—	—
Adjusted net income available to common stockholders	$12,698	$0.34	$13,016	$0.35

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	37,165	37,202	37,038	37,147
Total adjusted net income per share	$0.34	$0.34	$0.35	$0.35

	Year Ended December 31, 2024		Year Ended December 31, 2023
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income available to common stockholders	$62,986	$1.69	$60,857	$1.64
Income tax (benefit)	(22,232)	(0.60)	13,960	0.38
(Gain) loss on derivative contracts	(748)	(0.02)	(1,447)	(0.04)
Settlement gains (losses) on derivative contracts	548	0.01	5,876	0.16
Restructuring expenses	474	0.01	406	0.01
Interest income	(7,875)	(0.21)	(10,656)	(0.29)
Other	1,349	0.04	19	—
Adjusted net income available to common stockholders	$34,502	$0.93	$69,015	$1.86

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	37,106	37,188	36,939	37,134
Total adjusted net income per share	$0.93	$0.93	$1.87	$1.86

Reconciliation of General and Administrative to Adjusted G&A
The Company reports and provides guidance on Adjusted G&A per Boe because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period and to compare and make investment recommendations of companies in the oil and gas industry. This non-GAAP measure allows for the analysis of general and administrative spend without regard to stock-based compensation programs and other non-recurring cash items, if any, which can vary significantly between companies. Adjusted G&A per Boe is not a measure of financial performance under GAAP and should not be considered a substitute for general and administrative expense per Boe. Therefore, the Company’s Adjusted G&A per Boe may not be comparable to other companies’ similarly titled measures.
The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items, if any, as shown in the following tables:

	Three Months Ended December 31, 2024		Three Months Ended December 31, 2023
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$3,009	$1.72	$2,731	$1.85
Stock-based compensation	(575)	(0.33)	(523)	(0.36)
Adjusted G&A	$2,434	$1.39	$2,208	$1.49

	Year Ended December 31, 2024		Year Ended December 31, 2023
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$11,695	$1.93	$10,735	$1.74
Stock-based compensation	(2,354)	(0.39)	(1,945)	(0.32)
Adjusted G&A	$9,341	$1.54	$8,790	$1.42

Cautionary Note to Investors - This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are neither historical facts nor assurances of future performance and reflect SandRidge’s current beliefs and expectations regarding future events and operating performance. The forward-looking statements include projections and estimates of the Company’s corporate strategies, anticipated financial impacts of acquisitions, future operations, development plans and appraisal programs, drilling inventory and locations, estimated oil, natural gas and natural gas liquids production, price realizations and differentials, hedging program, projected operating, general and administrative and other costs, projected capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, liquidity and capital structure and the Company’s unaudited proved developed PV-10 reserve value of its Mid-Continent assets. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the Company’s ability to execute, integrate and realize the benefits of acquisitions, and the performance of the acquired interests, the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, including annual guidance, except as required by law.

SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the production, development, and acquisition of oil and gas properties. Its primary area of operation is the Mid-Continent region in Oklahoma, Texas, and Kansas. Further information can be found at sandridgeenergy.com.